Exhibit 10.13

OPEN END MORTGAGE DEED AND SECURITY AGREEMENT

GDC NAUGATUCK, INC.

(MORTGAGOR)

IN FAVOR OF

HOWARD S. MODLIN and JOHN L. SEGALL

 (MORTGAGEE)

DATED:   AS OF DECEMBER 7, 2006

THIS INSTRUMENT AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN THE STATE OF CONNECTICUT, COUNTY OF NEW HAVEN, BOROUGH OF NAUGATUCK~~,~~

THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF MORTGAGOR, AS “DEBTOR”, AND MORTGAGEE, AS “SECURED PARTY”.

This Document was Prepared by
and After Recording Return to:
Weisman Celler Spett & Modlin, P.C.
445 Park Avenue
New York, New York 10022
Attention:   William F. Treanor, Esq.

OPEN-END MORTGAGE DEED
AND SECURITY AGREEMENT

THIS MORTGAGE is made December 7, 2006 and between, GDC Naugatuck, Inc. (“Mortgagor”), a Delaware corporation, whose address is 6 Rubber Avenue, Naugatuck, Connecticut 06770 and Howard S. Modlin and John L. Segall, whose address is c/o Weisman Celler Spett & Modlin, P.C., 445 Park Avenue, New York, New York 10022, (collectively “Mortgagee”).

W I T N E S S E T H:

WHEREAS, Mortgagor’s parent, General DataCom Industries, Inc. (“GDC”) is obligated for the payment of all sums due under Notes in aggregate amount of $2,080,945.21 as of November 30, 2006 plus accrued interest as set forth in Exhibit A hereof (the “Notes”) issued to Mortgagee and the payment of such Notes is secured by an Additional Senior Security Agreement by and among Mortgagor, General DataComm, Inc., DataComm Leasing Corporation, GDC Federal Systems, Inc., GDC Holding Company, LLC, GDC Realty, Inc. and GDC, as Debtors, and Mortgagee dated as of December 30, 2003 as amendment (the “Security Agreement”); and

NOW, THEREFORE, to secure the full and prompt payment and performance of all such amounts under the Notes and the Security Agreement as well as under this Mortgage (such amounts being referred to herein as the “indebtedness”) and in consideration of other valuable consideration, receipt of which is hereby acknowledged, Mortgagor hereby gives, grants, bargains, sells and confirms unto Mortgagee, its successors and assigns forever, the following property, rights, privileges and franchises (collectively, the “Mortgaged Property”);

The real property described in said Exhibit B, together with the buildings, structures and improvements thereon erected or to be erected (the “Improvements”), with the appurtenances thereof and thereto (all, the “Premises”);

TOGETHER with all leasehold estate, right, title and interest of Mortgagor in and to all leases or subleases covering the Premises or any portion thereof (collectively, the “Leases”) now or hereafter existing or entered into, and all right, title and interest of Mortgagor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;

TOGETHER with all right, title and interest of Mortgagor in and to all options to purchase or lease the Premises or any portion thereof or interest therein, and any greater estate in the Premises owned or hereafter acquired;

TOGETHER with all interests, estates or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Premises;

TOGETHER with all easements, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto, and all water rights;

TOGETHER with any and all of Mortgagor's fixtures, attachments, equipment, machinery now or hereafter located or to be located at the Premises and attached to, the Premises, be they deemed personal, mixed or real property (the “Fixtures”);

TOGETHER with all right, title and interest of Mortgagor in and to any streets and roads abutting the Premises to the center lines thereof and in and to any strips or gores of land therein or adjacent to the Premises;

TOGETHER with all awards and proceeds of condemnation or insurance for the Mortgaged Property or any part thereof to which Mortgagor is entitled for any taking of or casualty to all or any part of the Mortgaged Property by condemnation or exercise of the right of eminent domain or casualty (the “Proceeds”).  All such awards and condemnation or insurance proceeds are hereby assigned to Mortgagee and Mortgagee is hereby authorized, subject to the provisions contained in this Mortgage, to apply such awards and condemnation or insurance proceeds or any part thereof, after deducting therefrom any expenses incurred by Mortgagee in the collection or handling thereof, toward the payment, in full or in part, of any amount due under the Notes secured by the Mortgage, notwithstanding the fact that the amount owing thereon may not then be due and payable;

TOGETHER with all rents, issues, income and profits (including, without limitation, any payment(s) in exchange for lease termination or cancellation) of the Premises and all the estate, right, title and interest of every nature whatsoever of Mortgagor in and to the same and the leases, subleases and tenancies concerning the same (the “Rents and Profits”);

TOGETHER with all inventory, equipment, machinery, furniture, accounts, chattel paper, contracts, contract rights, notes, drafts, acceptances, general intangibles, causes of action and all other personal property, now existing, or hereafter acquired or arising, with respect to the operation of Premises (the “Personalty”).

Whenever requested by Mortgagee, Mortgagor shall from time to time execute and record or file at Mortgagor's expense such supplementary mortgage(s), financing statements, and other chattel instruments as Mortgagee may reasonably require in order to insure that all the Mortgaged Property shall be subject to the lien created by the Mortgage and shall be security for the payment of the indebtedness as herein provided.  Mortgagor shall have the right hereunder and under said financing statements or other chattel instruments to replace fixtures, equipment or machinery from time to time with similar items of at least equal value, provided the replacements are free of any outstanding ownership interest, financing statements or encumbrances of any kind in favor of anyone other than Mortgagee.  If Mortgagor shall fail to execute and record supplementary mortgage(s), financing statements or other chattel instruments as required herein within ten (10) days after written request by Mortgagee, then Mortgagor hereby irrevocably appoints Mortgagee its attorney-in-fact, coupled with an interest, to execute and deliver such supplementary mortgage(s), financing statements or other chattel instruments in the name of, and on behalf of, Mortgagor.

TO HAVE AND TO HOLD the Mortgaged Property, with the appurtenances thereof and thereto, unto Mortgagee, its successors and assigns forever, to its and their own proper use and behoof.

This Mortgage is subordinate to a mortgage from Mortgagor to Ableco Finance, LLC (“Agent”), as arranger and administrative agent for the lenders (the “Lenders”) under that certain Loan and Security Agreement dated as of August 20, 2002 (as amended, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”), which mortgage was recorded in the Naugatuck Land Records in Volume 641 at Page 691 et seq. on December 13, 2003 as Document  No. 9800 (the “Prior Mortgage”) covering property therein described (the “Prior Mortgage Property”) and any mortgage subsequently granted from Mortgagor to any other lender in accordance with Section 13 of the Security Agreement.  Mortgagee acknowledges that any interest granted in the Mortgaged Property pursuant to this Mortgage is subordinate and junior to the interests and rights of the Agent to the extent such interests and rights secure the repayment of all obligations under the Senior Loan Agreement and other Loan Documents (as defined in the Senior Loan Agreement)(collectively, the “Obligations”).  So long as any Obligations are due the Lenders under the Prior Mortgage, Mortgagee agrees it will not, without the prior written consent of the Agent, exercise or enforce any rights or remedies that it may have under this Mortgage unless and until the Obligations have been fully paid with interest and performed; provided, that nothing herein shall prevent Mortgagee from participating in any foreclosure action commenced by the Agent or Lenders against the Premises.  Notwithstanding Mortgagee's right to participate in a foreclosure action commenced by the Agent or the Lenders, Mortgagee shall not challenge the validity or priority of the Prior Mortgage nor shall Mortgagee interpose any defense or counterclaim against the Agent or the Lenders in such action.

To protect the security of the Mortgage, Mortgagor further covenants, warrants and agrees with Mortgagee as follows:

ARTICLE I

WARRANTIES, COVENANTS AND AGREEMENTS OF MORTGAGOR

1.1           Payment of Secured Obligations.  Mortgagor shall pay when due the principal of, and the interest on the indebtedness and all charges, fees and other amounts due under the Obligations and the Notes and shall otherwise comply with all the terms of the Senior Loan Agreement, the Loan Documents, the Security Agreement, the Notes, the Prior Mortgage, this Mortgage and any other agreements related to the Security Agreement and Notes.

1.2           Warranties and Representations.  Mortgagor does for itself, its successors and assigns, covenant with Mortgagee, its successors and assigns, that at and until the ensealing of these presents, it is well seized of the Mortgaged Property as a good indefeasible estate in FEE SIMPLE, and has good right to bargain, sell, convey, assign, transfer and mortgage the same in manner and form as is above written, and that the same is free from all encumbrances whatsoever except as specifically set forth in Exhibit C.

And furthermore, Mortgagor does by these presents bind 'itself and its successors and assigns forever to preserve its interest in and title to the Mortgaged Property and to WARRANT AND DEFEND the Mortgaged Property to Mortgagee, its successors and assigns, against all claims and demands whatsoever, except as set forth in Exhibit C.

1.3           Rents and Profits.  As additional and collateral security for the payment of the indebtedness secured hereby and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby absolutely and presently assigns to Mortgagee all existing and future Leases, and all existing and future Rents and Profits.  Mortgagor hereby grants to Mortgagee the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Mortgagor does hereby irrevocably make, constitute and appoint Mortgagee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof).  Mortgagee shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments.  However, until the occurrence of an Event of Default under this Mortgage, Mortgagor shall have a license to collect and receive the Rents and Profits when due and prepayments thereof for not more than one month prior to due date thereof.  Upon the occurrence of an Event of Default which is continuing, Mortgagor's license shall automatically terminate on demand and notice to Mortgagor and Mortgagee may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver.  From and after the termination of such license, Mortgagor shall be the agent of Mortgagee in collection of the Rents and Profits and all of the Rents and Profits so collected by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Mortgagee and Mortgagor shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Mortgagee to be applied by Mortgagee as hereinafter set forth.  Neither the demand for or collection of Rents and Profits by Mortgagee, nor the exercise of Mortgagee's rights as assignee of the Leases, shall constitute any assumption by Mortgagee of any obligations under any Lease or other agreement relating thereto.  Mortgagee is obligated to account only for such Rents and Profits as are actually collected or received by Mortgagee.  Mortgagor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Mortgagee of an Event of Default hereunder, pay said Rents and Profits to Mortgagee without liability to determine the actual existence of any Event of Default claimed by Mortgagee.  Mortgagor hereby waives any right, claim or demand which Mortgagor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Mortgagee, and any such payment shall discharge such payor's obligation to make such payment to Mortgagor.  All Rents and Profits collected or received by Mortgagee shall be applied against all expenses of collection, including, without limitation, attorneys' fees, against costs of operation and management of the Mortgaged Property and against the indebtedness secured hereby, in whatever order or priority as to any of the items so mentioned as Mortgagee directs in its sole subjective discretion and without regard to the adequacy of its security.  Neither the exercise by Mortgagee of any rights under this Section nor the application of any Rents and Profits to the secured indebtedness shall cure or be deemed a waiver of any Default or Event of Default hereunder.  The assignment of Leases and of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Mortgaged Property.

1.4           Ground Leases, Leases or Subleases.  Mortgagor shall pay when due all rents and other payments which it may be required to pay and shall keep, observe and perform all of the covenants, agreements, terms, conditions and provisions on its part to be kept, observed and performed under any ground lease, lease or sublease which may constitute a portion of or an interest in the Premises, shall require its tenants or subtenants to keep, observe and perform all of the covenants, agreements, terms, conditions and provisions on their part to be kept, observed or performed under any and all ground leases, leases or subleases and shall not suffer or permit any breach or default to occur with respect to the foregoing.  In default thereof, Mortgagee shall have the right to perform or to require performance of any such covenants, agreements, terms, conditions or provisions of any such ground lease, lease or sublease and to add any expense incurred in connection therewith to the indebtedness secured hereby, which expense shall bear interest from the date of payment to the date of recovery by Mortgagee at the rate of interest applicable at the relevant times on the Notes (the “Default Rate”).  Any such expense incurred by Mortgagee, with interest thereon, shall be immediately due and payable.  Mortgagor shall not, without the consent of holders of a majority in principal amount of the outstanding Notes in accordance with the Security Agreement, consent to the modification, amendment, cancellation, termination or surrender of any such ground lease, lease or sublease.

No release or forbearance of any of Mortgagor's obligations under any such ground lease, lease or sublease, pursuant to any such ground lease, lease or sublease, or otherwise, shall release Mortgagor from any of its obligations under the Mortgage.

1.5           Required Insurance.  Mortgagor shall, at Mortgagor's sole cost and expense, maintain or cause to be maintained with respect to the Mortgaged Property, and each part thereof, the following insurance:

(a)           Insurance against loss or damage to the Improvements by fire and any of the risks covered by insurance of the type now known as “fire, broad form extended coverage and vandalism and malicious mischief” perils, in an amount sufficient to prevent the application of any co-insurance contributions in any loss and, in any event, not less than the full replacement cost of the Improvements less foundations and footings and Personalty and with no more than $25,000.00 deductible from the loss payable for any casualty.  The policies of insurance carried in accordance with this subparagraph (a) shall contain the “Replacement Cost Endorsement”;

(b)           [Intentionally Omitted];

(c)           Comprehensive public liability insurance (including coverage for elevators and escalators, if any, on the Premises and, on an “occurrence basis” against claims for “personal injury” including without limitation bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, in the amount of $1,000,000 per occurrence and $5,000,000 in the aggregate (or such larger amount as may be required under Mortgagor's general liability umbrella policy);

(d)           Boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against loss of occupancy or use arising from any such breakdown, on a replacement cost basis;

(e)           Flood insurance if any part of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount equal to the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (b) the maximum insurance available under the appropriate National Flood Insurance Program.

(f)           Such other insurance and in such amounts as may from time to time be reasonably required by Mortgagee against the same or other hazards.

All policies of insurance required by the terms of the Mortgage shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of said insurance, and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Mortgagor.

Mortgagor may effect for its own account any insurance not required under this Section 1.5, but any such insurance effected by Mortgagor on the Premises, whether or not so required, shall be for the mutual benefit of Mortgagor and Mortgagee and shall be subject to the other provisions of the Mortgage.

1.6           Delivery of Policies, Payment of Premiums.  All policies of insurance shall be issued by companies and in amounts in each company consistent with past practice.  All policies of insurance shall have attached thereto the standard non-contributory mortgagee endorsement or lender's loss payable endorsement, as appropriate, for the benefit of Mortgagee satisfactory to Mortgagee in form and substance.  Mortgagor shall furnish Mortgagee with an original policy of all policies of required insurance.  At least thirty (30) days prior to the expiration of each such policy, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee of the payment of premium and the reissuance of a policy continuing insurance in force as required by the Mortgage.  All such policies shall contain a provision that such policies shall not be canceled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days' prior written notice to Mortgagee.  If Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Article I, Mortgagee may procure such insurance or single-interest insurance for such risks covering Mortgagee's interest, and Mortgagor shall pay all premiums thereon promptly upon demand by Mortgagee, and until such payment is made by Mortgagor, the amount of all such premiums together with interest thereon at the Default Rate shall be secured by the Mortgage.

1.7           Insurance Proceeds on Damage or Destruction.

(a)           In the event of any partial or total damage to or destruction of the Improvements, Mortgagor shall give immediate notice thereof to Mortgagee and shall, whether or not any insurance proceeds are available or adequate for such purpose and regardless of the dollar amount of such damage or loss, with reasonable diligence at Mortgagor's own sole cost and expense, repair, restore or reconstruct the Improvements or the portion thereof so damaged, to the condition that it was in before said damage or destruction.

(b)           The adjustment of any loss with the carrier thereof must be approved by Mortgagee, such approval not to be unreasonably withheld or delayed.

(c)           Subject to the rights of the holders of the Prior Mortgage, Mortgagee may, and is hereby authorized to, at its option, collect and receipt for any such insurance proceeds, the same to be dealt with as provided in this Mortgage.

(d)           If any portion of the Mortgaged Property is encumbered by the Prior Mortgage, any insurance proceeds in excess of the amount thereof that is applied to the debts secured by the Prior Mortgage and/or used for restoration or repair of the Improvements, in either case, pursuant to the Prior Mortgage, shall be paid over to Mortgagee and may, at the option of Mortgagee, either be applied by Mortgagee to the payments of the indebtedness hereby secured in the inverse order of their maturity only and shall not affect Mortgagor's obligations to continue to make payments not prepaid pursuant to the foregoing or made available to Mortgagor for repair or restoration of damage or destruction.  If none of the Mortgaged Property is then encumbered by the Prior Mortgage, any insurance proceeds shall be paid over to Mortgagee and may, at the option of Mortgagee, either be applied by Mortgagee to the payments of the indebtedness hereby secured in the inverse order of their maturity only and shall not affect Mortgagors obligations to continue to make payments not prepaid pursuant to the foregoing or made available to Mortgagor for repair or restoration of damage or destruction; provided, however, that if there is then no Event of Default and such insurance proceeds are less than $1,000,000, Mortgagee shall make the proceeds available to Mortgagor for repair or restoration of the damage or destruction.  If such insurance proceeds are made available for repair or restoration of damage or destruction, the same may be held by Mortgagee and disbursed for such repair or restoration in installments as the same is accomplished.

(e)           Mortgagor shall provide to Mortgagee copies of all correspondence and other submissions to or from the holders of the Prior Mortgage relating to adjustment of insured losses and repair or restoration of damage or destruction.

1.8           Assignment of Policies Upon Foreclosure.  In the event of foreclosure of the Mortgage or other transfer of title or assignment of the Mortgaged Property, in whole or in part, of the debt secured hereby, all right, title and interest of Mortgagor in and to all policies of insurance required by this Article I shall inure to the benefit of and pass to Mortgagee or any purchaser or grantee of the Mortgaged Property, as the case may be.  Mortgagor hereby irrevocably appoints Mortgagee its attorney-in-fact, coupled with an interest, to endorse any checks, drafts or other instruments representing any proceeds of such insurance, whether payable by reason of loss thereunder or otherwise.

1.9           Indemnification; Subrogation; Waiver of Offset.

(a)           If Mortgagee, its officers, employees, agents, or representatives, are made a party defendant to any litigation concerning the Mortgage or the Mortgaged Property or any part thereof or interest therein, or the construction, operation, or occupancy thereof by Mortgagor or others, then Mortgagor shall indemnify, defend and hold Mortgagee, its officers, directors, employees, agents, or representatives, harmless from all liability by reason of said litigation, including reasonable attorneys' fees, appraisers' fees and expenses incurred by Mortgagee, its officers, directors, employees, agents, or representatives, in any such litigation, whether or not any such litigation is prosecuted to judgment.  If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or because of the breach by Mortgagor of any of the terms hereof, or for the recovery of any sum secured hereby, Mortgagor shall pay to Mortgagee reasonable attorneys' fees and expenses and the right to such attorneys' fees, appraisers' fees and expenses shall be deemed to have accrued on the commencement of such action and shall be enforceable, whether or not such action is prosecuted to judgment.

(b)           Mortgagor waives any and all right to claim or recovery against Mortgagee, its officers, directors, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of the Mortgage.

(c)           All sums payable by Mortgagor hereunder shall be paid, unless specifically provided otherwise herein without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged, or otherwise affected.

1.10           Taxes, Utilities and Imposition.  Mortgagor shall pay, or cause to be paid and discharged, on or before the last day on which they may be paid without penalty or interest, all such duties, taxes, sewer rents, charges for water, and all other utilities in the Improvements or on the Premises or any part thereof, and any assessments and payments, usual or unusual, extraordinary or ordinary, which shall be imposed upon or become due and payable or become a lien upon the Premises or any part thereof and the sidewalks or streets in front thereof and any vaults therein by virtue of any present or future law of the United States or of the State, County, City or Town wherein the Premises are located (all of the foregoing being herein collectively called “Impositions”).  In default of any such payment of any Imposition, Mortgagee may pay the same and the amount so paid by Mortgagee shall, at Mortgagee's option, become immediately due and payable with interest thereon at the Default Rate and shall be deemed part of the indebtedness secured by this Mortgage.

If at any time there shall be assessed or imposed (i) a tax or assessment on the Premises in lieu of or in addition to the Impositions payable by Mortgagor pursuant to this Section or (ii) a license fee, tax or assessment imposed on Mortgagee and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term “Impositions” as defined in this Section, and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions unless such payment is prohibited by law, in which event the amount of such payment shall become part of the indebtedness secured hereby.

Mortgagor shall pay all mortgage, recording taxes payable with respect to the Mortgage or other mortgage or transfer taxes due on account of the mortgage or the indebtedness secured by this mortgage.

Mortgagor shall exhibit to Mortgagee the original receipts or other reasonably satisfactory proof of the payment of all Impositions which may affect the Mortgaged Property or any part thereof or the lien of the Mortgage, promptly following the last date on which each such Imposition is payable hereunder without interest or penalty.

Notwithstanding the foregoing, Mortgagor shall have the right, after prior notice to Mortgagee, to contest the amount and validity of any Imposition affecting the Mortgaged Property by appropriate proceedings conducted in good faith and with due diligence and to postpone or defer payment thereof, if and so long as:

(a)           Such proceedings shall operate to suspend the collection of such Imposition from Mortgagor or the Mortgaged Property; or

(b)           Neither the Mortgaged Property nor any part thereof would be in immediate danger of being forfeited or lost by reason of such proceedings, postponement or deferment; and

(c)           In the case of any Imposition affecting the Mortgaged Property which might be or become a lien, encumbrance or charge upon or result in any forfeiture or loss of the Mortgaged Property or any part thereof, or which might result in loss or damage to Mortgagor or Mortgagee, Mortgagor, prior to the date such Imposition would become delinquent, shall have furnished Mortgagee with security satisfactory to Mortgagee, and, if such security is furnished, Mortgagee shall not have the right during the period of the contest to pay, remove or discharge the Imposition.

1.11           Mechanics' Liens.  Mortgagor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or Improvements; provided, however, that, Mortgagor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Mortgagee, and provided that neither the Mortgaged Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest.  In the event Mortgagor shall contest any such claim or demand, Mortgagor shall promptly notify Mortgagee of such contest and thereafter shall, upon request of holders of a majority in principal amount of the outstanding Notes in accordance with the Security Agreement, promptly provide a bond, cash deposit or other security satisfactory to Mortgagee to protect Mortgagee's interest and security should the contest be unsuccessful.  If Mortgagor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Mortgagee may do so and any and all expenses incurred by Mortgagee, together with interest thereon at the Default Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by any other documents securing all or any part of the indebtedness evidenced by the Notes.

1.12           Maintenance, Repairs, Alterations.  Mortgagor shall keep the Mortgaged Property or cause the same to be kept in good condition and repair and fully protected from the elements to the reasonable satisfaction of Mortgagee.  Mortgagor shall not commit or permit any waste thereon and shall not do or permit any act by which the Mortgaged Property shall become less valuable.  Mortgagor shall not remove, demolish or substantially or structurally alter any building, structure or other Improvement without the prior permission of holders of a majority in principal amount of the outstanding Notes in accordance with the Security Agreement, which shall not be unreasonably withheld or delayed, except (x) such alterations as may be required by laws, ordinances or regulations, (y) non-structural alterations costing less than $3,500,000 per project and (z) erection or installation of shelves, bins, machinery and equipment of all kinds, plumbing and wiring.  Any removals of shelves, bins, machinery and equipment and other items from the Mortgaged Property shall be subject to the provisions of the Security Agreement.  Mortgagor shall promptly restore in like manner any Improvements which may be damaged or destroyed thereon and shall pay when due all claims for labor performed and materials furnished therefor; and Mortgagor shall use and operate, and shall require its lessees or licensees to use or operate, the Mortgaged Property in compliance with all applicable laws, ordinances, regulations, covenants, conditions, and restrictions, and with all applicable requirements of any ground lease, lease or sublease now or hereafter affecting the Premises or any part thereof.  Mortgagee and its representative shall have access to the Premises and Mortgaged Property at all reasonable times on notice to Mortgagor to determine whether Mortgagor is complying with its obligations under this Mortgage.

1.13           Condemnation.  Should the Mortgaged Property or any part thereof or interest therein be taken or damaged by reason of any public use or improvement or condemnation proceeding, or by alteration in grade of any street, or in any other manner (“Condemnation”), or should Mortgagor receive any notice or other information regarding a Condemnation, Mortgagor shall give prompt notice thereof to Mortgagee.

(a)           Mortgagee shall be entitled to all compensation, awards and other payments or relief granted in connection with a Condemnation unless used for restoration or repair as a result of the Condemnation.  Mortgagor shall be entitled, at its option, to commence, appear in and prosecute in its own name any action or proceedings relating to the Condemnation.  Mortgagor shall not be entitled to make any compromise or settlement in connection with a Condemnation without the prior consent of the holders of a majority in principal amount of the outstanding Notes in accordance with the Security Agreement, such consent not to be unreasonably withheld or delayed.  All such compensation, awards, payments, and relief, and proceeds awarded to Mortgagor (the “Proceeds”) are hereby assigned to Mortgagee and Mortgagor agrees to execute such further assignments of the Proceeds as Mortgagee may require.

(b)           If any portion of the Mortgaged Property is so taken or damaged, Mortgagee shall have the option in its sole and absolute discretion to apply all the Proceeds, after deducting therefrom all costs and expenses including reasonable attorneys' fees, incurred by it in connection with the Proceeds, upon any indebtedness secured hereby, or to apply all the Proceeds, after such deductions, to the restoration of the Mortgaged Properly upon such conditions as Mortgagee may determine.

(c)           Any amounts received by Mortgagee hereunder (after such deductions) shall, if retained by Mortgagee, be applied in payment of any accrued interest and then in reduction of the then outstanding principal of the indebtedness secured hereby, notwithstanding that the same may not then be due and payable.  Any amount so applied to principal shall be applied to the payment of installments of principal due pursuant to the Notes in the inverse order of their due dates and shall not affect Mortgagor's obligations to continue to make payments not prepaid pursuant to the foregoing.

(d)           Mortgagor shall provide to Mortgagee copies of all correspondence and other submissions to or from the holders of the Prior Mortgage relating to a Condemnation.

1.14           Actions Affecting the Security of the Mortgage.  Mortgagor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee.  If any action or proceeding affecting the Mortgaged Property or any part thereof shall be commenced, to which action or proceeding Mortgagee is made a party or in which the right to use the Mortgaged Property or any part thereof is threatened or in which, in the opinion of Mortgagee, it becomes necessary to defend or uphold the lien of the Mortgage, all sums paid by Mortgagee in connection therewith, including reasonable attorneys' fees, shall be paid by Mortgagor, together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be deemed to be part of the indebtedness secured by the Mortgage within ten (10) days after rendition of a bill or statement therefor.

1.15           Actions by Mortgagee to Preserve Security, etc.  If Mortgagor fails to make any payment or to do any act as and in the manner provided for in the Mortgage or the Security Agreement, Mortgagee, in its own discretion, without obligation so to do and upon ten (10) days' notice to or demand upon Mortgagor (except in an emergency, in which case, no notice or demand is required of Mortgagee) and without releasing Mortgagor from any obligation, may make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof.  Mortgagor shall pay upon demand all expenses incurred or paid by Mortgagee (including reasonable attorneys' fees, appraisers' fees and court, costs) on account of the exercise of any of the aforesaid rights or privileges or on account of any litigation which may arise in connection with the Mortgage or the Security Agreement or on account of any attempt, without litigation, to enforce the terms of the Mortgage or the Security Agreement.  If the Mortgaged Property or any part thereof shall be advertised for foreclosure sale and not sold, Mortgagor shall pay all costs in connection therewith.

If Mortgagee is called upon to pay any sums of money to protect or sustain the lien of this Mortgage after ten (10) days' notice to and failure of the Mortgagor to do so, all such monies advanced or due hereunder shall become immediately due and payable, together with interest thereon at the Default Rate from the date of such advance to the date of the actual receipt of payment thereof by Mortgagee.

Mortgagor agrees that if Mortgagee shall obtain a money judgment, in accordance with the terms and conditions of the indebtedness secured hereby and/or the Mortgage, then interest thereon at the Default Rate shall accrue and be due and payable on said money judgment from the date of entry thereof, until the said judgment is paid in full.

If the Mortgage is placed in the hands of an attorney for the collection of any sum payable hereunder, Mortgagor agrees to pay all costs of collection, including, without limitation, reasonable attorneys' fees, appraisers' fees, costs and expenses, incurred by Mortgagee, either with or without the institution of any action or proceeding, and in addition all costs, disbursements and allowances provided by law.  All such costs of collection incurred pursuant to this Section shall be deemed to be part of the indebtedness secured by the Mortgage.

1.16           Survival of Warranties.  Mortgagor shall satisfy and perform fully and faithfully the obligations of Mortgagor contained in the Notes, the Security Agreement and each agreement of Mortgagor incorporated by reference therein or herein or issued by Mortgagor pursuant to the Security Agreement, and any modification or amendment of any of the foregoing.  Copies of the same are on file in the office of the Mortgagor.  All representations, warranties and covenants of Mortgagor contained therein or incorporated by reference shall survive the closing and funding of the indebtedness evidenced by the Notes and shall remain continuing obligations, warranties and representations of Mortgagor during any time when any portion of the obligations secured by the Mortgage remains outstanding.

1.17           Additional Security.  If Mortgagee at any time holds additional security for any of the obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before or concurrently with or after a foreclosure or sale hereunder without being deemed to have made an election thereby or of having accepted the security provided hereby or the proceeds hereof or such additional security or the proceeds thereof in full settlement of the Notes.

1.18           Inspections, etc.  Mortgagee, or its agents, representatives or workers, are authorized to enter at any reasonable time on notice to Mortgagor upon or in any part of the Premises for the purpose of inspecting the same or the Mortgaged Property and for the purpose of performing any of the acts it is authorized to perform under the terms of the Mortgage.  Mortgagor agrees to permit the maintenance in a prominent place on the Premises during the period of any construction of any Improvements of a financing sign by Mortgagee.

1.19           Liens.  Mortgagor shall pay and promptly discharge, at Mortgagor's cost and expense, all liens, encumbrances and charges (other than this Mortgage or any prior encumbrance referred to in Exhibit C) upon the Mortgaged Property or any part thereof or interest therein, except as hereinafter otherwise provided.  Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Mortgagor shall first deposit with Mortgagee a bond or other security satisfactory to Mortgagee in such amounts as Mortgagee shall reasonably require, but not more than one hundred twenty-five percent (125%) of the amount of the claim, and provided further that Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged.  If Mortgagor shall fail to discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien, encumbrance, or charge by depositing in court a bond for the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law.  Any amount so paid by Mortgagee shall, at Mortgagee's option, become immediately due and payable with interest thereon at the Default Rate and shall be deemed part of the indebtedness secured by the Mortgage.  Impositions that are liens are governed by the provisions of Section 1.10 and not by this Section.

1.20           Subordinate Mortgages.  Mortgagor shall not create, assume or suffer to exist in respect of the Mortgaged Property, or any part thereof, any mortgage or lien (other than the Mortgage), without the prior written consent of holders of a majority in principal amount of the outstanding Notes in accordance with the Security Agreement, which consent shall not be unreasonably withheld.

1.21           Continued Occupancy.  If at any time the then existing use or occupancy of any part of the Mortgaged Property shall, pursuant to any zoning or other law, ordinance or regulation, be permitted only so long as such use or occupancy shall continue, Mortgagor shall promptly advise Mortgagee thereof and shall not cause or permit such use or occupancy to be discontinued without the prior consent of holders of a majority in principal amount of the outstanding Notes in accordance with the Security Agreement.

1.22           Transfer.  Except to the extent provided in Section 4.13, Mortgagor shall not sell, lease, encumber or otherwise transfer any of its interest or ownership in the Mortgaged Property without the written consent of holders of a majority in principal amount of the outstanding Notes in accordance with the Security Agreement.

ARTICLE 11

SECURITY AGREEMENT

2.1           Creation of Security Interest.  Mortgagor hereby grants to Mortgagee a security interest as contemplated by the Uniform Commercial Code as in effect in Connecticut, in the Fixtures, Proceeds, Rents, Profits, and Personalty (collectively, the “Collateral”) located on or at the Mortgaged Property, now or hereafter used in the operation of the Mortgaged Property, whether or not located on or at the Mortgaged Property, and all accessions and accessories thereto, substitutes and replacements therefor and any interest now existing or hereafter arising with respect thereto for the purpose of securing all obligations of Mortgagor set forth in the Mortgage.

2.2           Warranties, Representations and Covenants of Mortgagor.  Mortgagor hereby warrants, represents and covenants as follows:

(a)           Except for the security interest granted hereby, the security interest under the Prior Mortgage and any other security interest that exists on the date hereof that has been disclosed to and approved by Mortgagee in writing, Mortgagor is, and as to portions of the fixtures to be acquired after the date hereof will be, the sole owner of the Collateral, free from any adverse lien, security interest, encumbrance or adverse claims thereon of any kind whatsoever.  Mortgagor shall notify Mortgagee of, and will defend the Collateral against, all claims and demands of all persons at any time claiming the same or any interest therein.

(b)           Except for any lease permitted under the Security Agreement or Security Agreement, Mortgagor shall not lease, sell, convey, pledge, encumber, or in any manner transfer the Collateral without the prior consent of holders of a majority in principal amount of the outstanding Notes in accordance with the Security Agreement, which consent may be withheld in Mortgagee's sole discretion.

(c)           The Collateral is not used or bought for personal, family or household purposes.

(d)           The Collateral shall be kept on or at the Mortgaged Property and Mortgagor shall not remove the Collateral from the Mortgaged Property without the prior consent of holders of a majority in principal amount of the outstanding Notes in accordance with the Security Agreement, except such portions or items of Collateral as are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Mortgagor and except to the extent and on the terms provided in the Security Agreement.

(e)           Mortgagor maintains a place of business in the State of Connecticut and Mortgagor shall immediately notify Mortgagee in writing of any change in its place of business as set forth in the beginning of the Mortgage.

(f)            All covenants and obligations of Mortgagor contained herein relating to the Mortgaged Property shall be deemed to apply to the Collateral, whether or not expressly referred to herein.

(g)           The Mortgage constitutes a Security Agreement as that term is used in the Uniform Commercial Code of the State of Connecticut.

ARTICLE III

DEFAULTS AND REMEDIES

3.1            Events of Default.  Any one or more of the following shall constitute an Event of Default under the Mortgage and the Security Agreement:

(a)           The occurrence of any Event of Default under the  Notes or the Security Agreement or any other instrument given by or agreement made by Mortgagor pursuant to or in connection with the Notes or the Security Agreement.

(b)           Failure of Mortgagor to pay, when due or, if no time for payment is specified, within thirty (30) days after rendition of an bill or statement therefor, the amount of any costs, expenses or fees (including attorneys' fees) of Mortgagee, as required by any provision of the Mortgage with any interest thereon as provided in the Mortgage.

(c)           Failure to pay any Imposition or insurance premium required hereunder when the same shall be due or to exhibit to Mortgagee, within ten (10) days after written demand therefor, proof of payment of any Imposition or insurance premium required hereunder.

(d)           The actual or threatened alteration, demolition or removal of any of the Improvements in contravention of the provisions of this Mortgage without the prior consent of Mortgagee.

(e)           Damage to any of the Improvements or Collateral in any manner, to the extent of more than $50,000 which is not replaced by Mortgagor within a reasonable period of time after such damage (including a reasonable period of time for Mortgagor to obtain any insurance proceeds on account of such damage).

(f)            Failure to maintain the Improvements and Collateral in good repair in accordance with Section 1.12 hereof.

(g)           Failure to comply with any requirements or order or notice of violation or ordinance issued by any governmental authority claiming jurisdiction over the Mortgaged Property within the time specified in such order, notice, law, ordinance, or regulation as the same may be extended or stayed, or, if not so specified, within three (3) months from the issuance thereof.

(h)           The passage of any law deducting from the value of land for the purposes of taxation any lien thereon, or changing in any way the taxation of mortgages or debts secured thereby, if Mortgagor cannot or does not pay the same.

(i)            Failure of Mortgagor for thirty (30) days after notice to substantially comply with or perform, or any material breach or violation by Mortgagor of, any warranty, representation, covenant, agreement, prohibition, restriction or condition contained herein, in the Security Agreement, or in any other instrument given by or agreement made by Mortgagor pursuant to or in connection with the Security Agreement.

(j)            The institution of any bankruptcy, reorganization or insolvency proceedings against Mortgagor or other owner of the Mortgaged Property or the appointment of a receiver or a similar official with respect to any part of the Mortgaged Property or all or a substantial part of the properties of Mortgagor or other owner of the Mortgaged Property and a failure to have such proceedings dismissed or such appointment vacated within a period of ninety (90) days.

(k)           The institution of any voluntary bankruptcy, reorganization or insolvency proceedings by Mortgagor or other owner of the Mortgaged Property, or the appointment of a receiver or a similar official with respect to any part of the Mortgaged Property or all or a substantial part of the properties of Mortgagor or other owner of the Mortgaged Property.

(1)           Any sale, assignment, transfer, conveyance or other change in the legal or equitable title to the Mortgaged Property, or any portion thereof (including the execution of any contract of sale relating thereto but excluding leases which are governed by Section 4.13), whether voluntarily or involuntarily by operation of law and whether or not of record or for consideration without Mortgagee's written consent, which consent may be given or withheld by Mortgagee in its sole and absolute discretion.

(m)           The creation of any lien or encumbrance on the Mortgaged Property, including, without limitation, any junior financing on the Mortgaged Property but not including easements for utilities or rights of way that do not materially and adversely impact on the value of the Mortgaged Property.

(n)           The occurrence of any default or Event of Default under any other encumbrance affecting the Mortgaged Property, including, specifically, but not limited to, the Prior Mortgage on the Mortgaged Property, or any part thereof.

(o)           The dissolution or liquidation of Mortgagor.

3.2           Acceleration Upon Default; Additional Remedies.  In the event that one or more of the Events of Default as above provided shall occur and be continuing and subject to the subordination provisions set forth herein, in the Security Agreement and in the Notes, the remedies available to Mortgagee shall include, but not necessarily be limited to, any one or more of the following:

(a)           Mortgagee may declare the entire unpaid balance of the indebtedness secured hereby due and payable in full in accordance with the Security Agreement.

(b)           Mortgagee may take immediate possession of the Mortgaged Property or any part thereof (which Mortgagor agrees to surrender to Mortgagee) and manage, control or lease the same to such person or persons and at such rental as it may deem proper; and collect, with or without taking possession of the Mortgaged Property, all the Rents and Profits therefrom, including those past due as well as those thereafter accruing, with the right in Mortgagee to cancel any lease, sublease or tenancy for any cause which would entitle Mortgagor to cancel the same; to make such expenditures for maintenance, repairs and costs of operation as it may deem advisable; and after deducting the cost thereof including the fee of a third-party property manager if one is engaged by Mortgagee, to apply the residue to the payment of any sums which are unpaid on the indebtedness secured hereby.  The taking of possession and/or the collection of rents under this paragraph shall not prevent concurrent or later proceedings for the foreclosure of the Mortgaged Property as provided elsewhere herein.

(c)           Mortgagee may apply to any court of competent jurisdiction for the appointment of a receiver or similar official to manage and operate the Mortgaged Property, or any part thereof, and to apply the Rents and Profits therefrom to the payment of the interest and principal of the indebtedness due under the Notes and any other obligations of Mortgagor to Mortgagee hereunder.  In the event of such application, Mortgagor consents to the appointment of such receiver or similar official and agrees that such receiver or similar official may be appointed without notice to Mortgagor, without regard to the adequacy of any security for the debt and without regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the indebtedness secured hereby.

(d)           Mortgagee may exercise any or all of the remedies available to a secured party under the Connecticut Uniform Commercial Code, including, but not limited to:

(1)           Either personally or by means of a court appointed receiver, to take possession of all or any of the Collateral and exclude therefrom Mortgagor and all others claiming under Mortgagor, and thereafter to hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Mortgagor in respect to the Collateral or any part thereof.  In the event Mortgagee demands or attempts to take possession of the Collateral in the exercise of any rights under any of the instruments which secure the Notes, Mortgagor promises and agrees to promptly turn over and deliver complete possession thereof to Mortgagee;

(2)           Without notice to or demand upon Mortgagor, to make such payments and do such acts as Mortgagee may deem necessary to protect its security interest in the Collateral, including without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith;

(3)           To require Mortgagor to assemble the Collateral or any portion thereof at a place designated by Mortgagee and reasonably convenient to both parties, and promptly to deliver such Collateral to Mortgagee, or an agent or representative designated by it.  Mortgagee, and its agents and representatives, shall have the right to enter upon any or all of Mortgagor's premises and property to exercise Mortgagee's rights hereunder;

(4)           To sell, lease or otherwise dispose of the Collateral at public sale, with or without having the Collateral at the place of sale, and upon such terms and in such manner as Mortgagee may determine.  Mortgagee may be a purchaser at any such sale, and unless the Collateral are perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, Mortgagee shall give Mortgagor at least ten (10) days' prior written notice of the time and place of any public sale of the Collateral or other intended disposition thereof.  Such notice may be mailed to Mortgagor at the address hereinafter set forth for notices.

(e)           Mortgagee shall have the right to foreclose the Mortgage and in an action or proceeding to foreclosure the Mortgage, the Mortgaged Property may be foreclosed in parts or as an entirety.

3.3           Additional Provisions.  Mortgagor expressly agrees as follows:

(a)           All remedies available to Mortgagee with respect to the Mortgage shall be cumulative and may be pursued concurrently or successively.  No delay by Mortgagee in exercising any such remedy shall operate as a waiver thereof or preclude the exercise thereof during the continuance of that or any subsequent default.

(b)           The obtaining of a judgment or decree on the Notes, shall not in any manner affect the lien of the Mortgage upon the Mortgaged Property, and the debt represented by said judgment or decree shall be secured hereby to the same extent as the Notes are now secured.

(c)           The only limitation upon the foregoing agreements as to the exercise of Mortgagee's remedies is that there shall be but one full and complete satisfaction of the indebtedness secured hereby.

3.4           Remedies Not Exclusive.  Mortgagee shall be entitled to enforce payment of any indebtedness secured hereby and performance of all obligations contained herein and to exercise all rights and powers under the Mortgage or under any other agreement of Mortgagor or any laws now or hereafter in force, notwithstanding that some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise.  Neither the acceptance of the Mortgage nor its enforcement shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce the Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may in its absolute discretion determine.  No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy given to Mortgagee or to which it otherwise may be entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee and it may pursue inconsistent remedies.

ARTICLE IV

MISCELLANEOUS

4.1           Successors and Assigns.  In the event title to the Mortgaged Property or any portion thereof becomes vested in other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to the Mortgage and the debt hereby secured in the same manner as with Mortgagor, and such action shall in no way affect the liability of Mortgagor hereunder or under the indebtedness secured hereby or the lien or priority of the Mortgage with respect to any part of the Mortgaged Property.  All provisions of the Mortgage shall be binding upon and inure to the benefit of the parties thereto and their respective heirs, executors, administrators, successors and assigns, except as otherwise herein expressly provided.

4.2           Notices.  All notices, demands, requests, permissions, consents or approvals (“Notices”) given by either party hereto to the other party shall be in writing and, if sent by telecopier or facsimile transmission followed by a hard copy sent by regular mail.  All notices, demands and requests by Mortgagee to Mortgagor shall be deemed given (a) if sent by United States registered or certified mail, postage prepaid, return receipt requested, three business days after being postmarked, (b) if sent by overnight delivery service, when received at the applicable address or when delivery is refused or (c) if sent by telecopier or facsimile transmission, when receipt of such transmission is acknowledged, addressed as follows:

If to Mortgagee:

Howard S. Modlin and John L. Segall
c/o Weisman Celler Spett & Modlin, P.C.
445 Park Avenue
New York, New York 10022
Attention:  Gerald Gordon

Copy to:

Weisman Celler Spett & Modlin, P.C.
445 Park Avenue
New York, New York 10022
Telecopy 212-371-5400
Attention:   William F. Treanor, Esq.

If to Mortgagor:

GDC Naugatuck, Inc.
6 Rubber Avenue
Naugatuck, Connecticut 06670
Telecopy:  203-729-3182
Attention:  William Henry, Chief Financial Officer

Copy to:

Weisman Celler Spett & Modlin, P.C.
445 Park Avenue
New York, New York 10022
Telecopy:  212-371-5407
Attention:  William F. Treanor, Esq.

Mortgagor or Mortgagee may change the address to which notices are to be given by notice to the other as provided herein.

Mortgagor shall deliver to Mortgagee, promptly upon receipt of same, copies of all notices, certificates, documents and instruments received by it which materially affect any part of the Mortgaged Property covered hereby, including, notices from any lessor, lessee, sublessee or mortgagee claiming that Mortgagor is in default under any terms of any lease, sublease or mortgage.

4.3           Modifications in Writing.  This Mortgage may not be changed, terminated or modified orally or in any other manner than by an instrument in writing signed by the party against whom enforcement is sought.

4.4           Captions.  The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of the Mortgage.

4.5           Invalidity of Certain Provisions.  If any term, clause or provision of the Mortgage shall be adjudged to be invalid, the validity of the remainder shall not be affected thereby, and each such term, clause, and provision shall be valid and enforceable to the fullest extent permitted by law.  If the lien of the Mortgage is adjudged to be invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured portion of the debt as determined by Mortgagee may at Mortgagee's option be declared due and payable and shall be completely paid prior to the payment of the secured portion of the debt, and all payments made on the debt, whether voluntary or otherwise, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of the Mortgage.

4.6           Governing Law and Construction of Clauses.  This Mortgage shall be governed and construed by the laws of the State of Connecticut.

4.7           Terms.  The words “Mortgagor” and “Mortgagee,” together with any pronoun or pronouns in connection therewith (and the possessive form of any such pronoun or pronouns), shall include the singular, plural, masculine, feminine and neuter, as the context may require.  Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders, as the context may require.  Any list of one or more items preceded by the word “including” shall not be deemed limited to the stated items but shall be without limitation.

4.8           Counting of Days.  The term “days” when used herein shall mean calendar days.  If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Improvements are located, the period shall be deemed to end on the next succeeding business day.  The term “business day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in the State in which the Improvements are located are authorized by law to be closed.

4.9           No Merger.  It is the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Premises.  It is hereby understood and agreed that should Mortgagee acquire any additional or other interests in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in such other or additional interests in or to the Premises, toward the end that this Mortgage may be foreclosed as if owned by a stranger to said other or additional interests.

4.10          Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.  Any signature page of this Mortgage may be detached from any counterpart of this Mortgage without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Mortgage identical in form hereto but having attached to it one or more additional signature pages.

4.11          Prejudgment Remedies.  MORTGAGOR ACKNOWLEDGES THAT (A) THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A COMMERCIAL TRANSACTION, AND NOT A CONSUMER TRANSACTION AND TO THE EXTENT PERMITTED BY LAW WAIVES ANY RIGHT TO A NOTICE AND HEARING OR TO SEEK MORTGAGEE TO POST A BOND UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZES HOLDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER, AND FURTHER WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY OR ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN MORTGAGEE AND MORTGAGOR OR THEIR SUCCESSORS, UNDER OR CONNECTED WITH THIS MORTGAGE OR ANY OF ITS PROVISIONS, AND (B) THE OBLIGATION EVIDENCED BY THIS MORTGAGE IS AN EXEMPTED TRANSACTION UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. §1601 ET SEQ.

4.12          Open End Mortgage.  This is an “open-end” mortgage and the holder hereof shall have all the rights, powers and protection to which the holder of any open-end mortgage is entitled.  Additional loans shall be evidenced by a note or notes of GDC and/or recorded on the books of account of Mortgagee. All present loans aggregate $2,080,945.21 as of November 30, 2006 plus accrued interest and shall not exceed $3,000,000 or such lesser amount as approved by the Lenders.  It is further agreed that upon request of Mortgagor, Mortgagee may hereafter, at its option, at any time before full payment of this Mortgage, make further advances to Mortgagor in amounts and at such rates of interest as Mortgagee shall determine, and all such additional loans and every such further advance, with interest, shall be secured by this Mortgage and evidenced by an additional note or notes given by Mortgagor.

4.13          Leases.  Mortgagor may, from time to time, enter into Leases for all or any portion of the Premises without the consent of Mortgagee or notice to Mortgagee, provided, however, the Mortgagor shall not enter into a Major Lease (as hereafter defined) unless and until (1) Mortgagor shall give Mortgagee fifteen (15) days prior written notice of its intent (the “Major

Lease Notice”) to enter the Major Lease, together with a copy of such proposed Major Lease; and (2) Mortgagor shall deliver to Mortgagee simultaneously with such Major Lease Notice a legal opinion from counsel reasonably acceptable to Mortgagee stating that entering into the Major Lease by Mortgagor shall have no material adverse effect on the priority and validity of the lien granted hereunder. subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights as to which no opinion need be expressed.  Mortgagee agrees that Mortgagee, at the request of Mortgagor, will enter into a Subordination, Non-Disturbance and Attornment Agreement in the form annexed as Exhibit D (the “Non-Disturbance Agreement”) with the lessee or tenant under any lease.  Mortgagor may terminate or consent to the cancellation or surrender of any of the Leases or of any part thereof, now existing or hereafter to be made, modify any Lease so as to shorten the unexpired term thereof or so as to decrease, waive or compromise in any manner the amount of the rents payable thereunder or modify, release or terminate any guaranties of any Lease or otherwise deal with any lease, any of which actions of Mortgagor shall, however, be subject to the terms of any Non-Disturbance Agreement entered into between Mortgagee and Lessee or tenant of Mortgagor, if any.

Notwithstanding the foregoing, Mortgagee may, at its discretion, withhold entering into the Non-Disturbance Agreement for a Major Lease if (i) such tenant under the Major Lease does not have a credit rating (according to Dun & Bradstreet or other recognized national credit rating organization) equal to or greater than the borrowers under the Notes on a consolidated basis; (ii) the term of the Lease would not extend beyond the maturity date of the Notes (except that if the Lease is of the entire Premises this clause (ii) shall not apply); (iii) the rent is not the fair market rent at the inception of the Lease; and (iv) the use under the Lease violates zoning or other similar laws applicable to the Mortgaged Property or is a use which requires the tenant to register as a generator of hazardous wastes with the appropriate governmental authorities except to the extent such use is now being carried on by Mortgagor at the Mortgaged Property but excluding any such use which violates any governmental laws, ordinances, orders or directives, rules or regulations affecting the Mortgaged Property, including rules and regulations of any Board of Fire Underwriters (or other agency exercising similar functions) having jurisdiction over the Mortgaged Property.

Notwithstanding the foregoing, nothing herein contained shall prohibit or limit Mortgagor from permitting any corporate affiliate of Mortgagor to use or occupy the Premises or any part thereof without notice to Mortgagee.

(b)           “Major Lease” shall mean any lease which is for more than thirty (30)% of the area of the improvements located on the Premises.

NOW, THEREFORE, if the indebtedness secured hereby shall be well and truly paid according to its tenor, and if all agreements and provisions contained in the Notes, the Security Agreement or any other instrument given by or agreement made by Mortgagor pursuant to or in connection with the Security Agreement are fully kept and performed, then this Mortgage shall become null and void; otherwise to remain in full force and effect.

IN WITNESS WHEREOF, Mortgagor has hereunto set or caused to be set its hand as of the day and year first hereinbefore written.

Signed and Delivered
in the presence of:

GDC Naugatuck. Inc.,
Print Name:	a Delaware corporation

By:
Print Name:	Name:	William G. Henry
	Title:	Vice President

STATE OF	)
) ss:
COUNTY OF	)

On this the ___ day of _______, 2006, before me the undersigned officer, personally appeared William G. Henry who acknowledged himself/herself to be the Vice President of GDC Naugatuck, Inc., a Delaware corporation, signer and sealer of the foregoing instrument, and that he/she as such officer, being authorized so to do, acknowledged the execution of the same to be his/her free act and deed as such officer and the free act and deed of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public

My Commission Expires:

EXHIBIT A

Schedule of Notes

Date December 9, 2005 December 9, 2005 December 9, 2005 December 9, 2005 December 9, 2005 December 9, 2005 December 9, 2005 December 9, 2005 April 20, 2006	Payee Howard S. Modlin John L. Segall Howard S. Modlin John L. Segall Howard S. Modlin John L. Segall Howard S. Modlin Howard S. Modlin Howard S. Modlin	Principal Amount ($) 343,315.07 343,315.07 143,047.95 143,047.95 146,164.38 146,164.38 286,095.89 279,794.52 250,000.00

EXHIBIT B

A certain piece or parcel of land located in the Borough of Naugatuck, County of New Haven, State of Connecticut, said Parcel contains 492,304 sq. ft. (11.30 acres) of land and is more particularly described as follows:

Beginning at a point on the southerly street line of Maple Street, said point being marked by a monument:

Thence running southerly along land n/f of H. and S. Realty and R. Smith, each in part, in a line which makes an interior angle of 85°-37'-30” with the southerly street line of Maple Street, a distance of 103.71 feet to a point;

Thence running easterly along land n/f of said R. Smith and Water Street, each in part, in a line which makes an interior angle of 276°-36'-00”, a distance of 176.18 feet to a point:

Thence running southerly along land n/f of Penn Central Transportation Company in a line which makes an interior angle of 76°-07'-35” with the last herein before described line a distance of 45.81 feet to a point of curvature.

Thence continuing southerly along land of said Penn Central Transportation Company in a curved line (concave to the east), said curved line having a radius of 2685.90 feet, a distance of 678.73 feet to a point of tangency;

Thence continuing southerly along land of said Penn Central Transportation Company, a distance of 228.18 feet to point:

Thence continuing southerly in a line which makes an interior angle of 168°-25'-05” with the last herein before described line along land of said Penn Central Transportation Company, a distance of 57.15 feet to a point;

Thence continuing southerly in a line which makes an interior angle of 183°-56'-55” with the last herein before described line along land of said Penn Central Transportation Company, a distance of 52.13 feet to a point.

Thence continuing southerly in a line which makes an interior angle of 196°-15'-33” with the last herein before described line along land of said Penn Central Transportation Company, a distance of 270.86 feet to a point:

Thence continuing southerly in a line which makes an interior angle of 184°-01'-32” with the last herein before described line along land of said Penn Central Transportation Company, a distance of 220.93 feet to a point;

Thence running westerly in a line which makes an interior angle of 96°-03'-22” with the last herein before described line along land of said Penn Central Transportation Company, a distance of 276.77 feet to a point in the easterly street line of Elm Street.

Thence running northerly along the easterly street line of Elm Street in a curved line (concave to the east), said curved line having a radius of 1106.28 feet, a distance of 122.26 feet to a point of compound curvature;

Thence continuing northerly along said easterly street line of Elm Street in a curved line (concave to the east), said curved line having a radius of 1678.12 feet, a distance of 169.45 feet to a point of tangency;

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Thence continuing northerly along said easterly street line of Elm Street, a distance of 78.84 feet to a point;

Thence continuing northerly along said easterly street line of Elm Street in a line which makes an interior angle of 177°-2l'-24” with the last herein before described line, a distance of 218.99 feet to a point of curvature.

Thence running northerly in a curved line (concave to the south east), said curved line having a radius of 12.00 feet, a distance of 7.98 feet to a point of tangency);

Thence running northwesterly along the easterly end of Rubber Avenue, a distance of 70.71 feet to a point of curvature;

Thence running northeasterly along the proposed easterly street line of South Water Street (a/k/a Old Firehouse Road) in a curved line (concave to the northwest), said curved line having a radius of 360.00 feet, a distance of 179.14 feet to a point of tangency.

Thence running northerly along said proposed easterly street line of South Water Street (a/k/a Old Firehouse Road), a distance of 771.49 feet to a point,

Thence continuing northerly along said proposed easterly street line of South Water Street (a/k/a Old Firehouse Road) in a line which makes an exterior angle of 179°-24'-00” with the last herein before described line, a distance of 156.19 feet to a point on the southerly street line of said Maple Street;

Thence running easterly along said southerly street line of Maple Street in a line which makes an interior angle of 86°-02'-30” with the last herein before described line, a distance of 204.83 feet to the point and place of beginning.

The property is shown on a certain survey entitled “Property of GDC Naugatuck, Inc. Naugatuck, Connecticut Scale: 1” = 40'“, sheets 1 and 2 of 2, dated December 23, 1985 and last revised October 17, 1997, by Robert H. Mansfield, Clarence Blair Associates, Inc., 341 Quinnipiac Avenue, New Haven, Connecticut.

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EXHIBIT C

ENCUMBRANCES

1           Mortgage from GDC Naugatuck, Inc. to Ableco Finance, LLC, as arranger and administrative agent for the lenders under that certain Loan and Security Agreement dated as of August 20, 2002 (as amended, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”), dated September 15, 2003 and recorded September 12, 2003 in Volume 641 at Page 691 et seq. of the Naugatuck Land Records as Document No. 9800.

2.           UCC Financing Statement from GDC Naugatuck, Inc. to Ableco Finance, LLC, as arranger and administrative agent, dated September 15, 2003 and recorded in Volume ___ at Page ____ of the Naugatuck Land Records.

3.           Right of way to Borough of Naugatuck set forth in a deed dated April 1, 1909 and recorded in Volume 45 at Page 210 and 214 and as reserved in a deed dated March 12, 1909 and recorded in Volume 45 at Page 205 of the Naugatuck Land Records.

4.           Reservations, conditions, agreements and encumbrances set forth in a deed dated March 7, 1952 and recorded in Volume 105 at Page 418; as partially released by Quit Claim Deed dated April 18, 1985 and recorded in Volume 264 at Page 161; as modified by a Quit Claim Deed dated May 29, 1985 and recorded in Volume 267 at Page 44 of the Naugatuck Land Records.

5.           Reservations, conditions, agreements and encumbrances set forth in a deed dated November 10, 1953 and recorded in Volume 112 at Page 340; as partially released by Quit Claim Deed dated April 18, 1985 and recorded in Volume 264 at Page 161; as modified by a Quit Claim Deed dated May 29, 1985 and recorded in Volume 267 at Page 44 of the Naugatuck Land Records.

6.           Easement to the Connecticut Light and Power Company dated July 18, 1955 and recorded in Volume 116 at Page 356 of the Naugatuck Land Records.

7.           Easement to the Connecticut Light and Power Company dated May 13, 1918 and recorded in Volume 61 at Page 333 of the Naugatuck Land Records.

8.           Agreement between United States Rubber Company and Morris Rosenblatt dated March 20, 1937 and recorded in Volume 85 at Page 178 of the Naugatuck Land Records.

9.           Easement to the Borough of Naugatuck dated February 11, 1955 and recorded in Volume 116 at Page 117 of the Naugatuck Land Records.

10.         Right of way set forth in a deed dated May 15, 1916 and recorded in Volume 56 at Page 340 and in a deed dated May 18, 1916 and recorded in Volume 56 at Page 342 of the Naugatuck Land Records.

11.         Reservation set forth in a deed dated April 19, 1985 and recorded in volume 264 at Page 122 of the Naugatuck Land Records.

12.         Grant to the Connecticut Light and Power Company, Connecticut Water Company and Borough of Naugatuck recorded April 19, 1985 in Volume 264 at Page 157 and refiled in Volume 276 at Page 545 of the Naugatuck Land Records.

13.         Stipulation for Judgment dated March 8, 1988 and recorded in Volume 313 at Page 15 of the Naugatuck Land Records.

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 EXHIBIT D

SUBORDINATION, NON~~-~~DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made as of the [__] day of [____], 200_, by and among Howard S. Modlin and John L. Segall whose address is c/o Weisman Celler Spett & Modlin, P.C., 445 Park Avenue, New York, New York 10022, as Secured Party , as hereinafter discussed (individually or collectively “Secured Party” as applicable), [___________], a [__________], having an office at [______________] (“Tenant”) and GDC Naugatuck, Inc., a Delaware corporation, having an office at 6 Rubber Avenue, Naugatuck, Connecticut  06670 (“Landlord”).

W I T N E S S E T H:

WHEREAS, Landlord’s parent is obligated for the payment of all sums due under certain notes (“Notes”) issued to each Secured Party.

WHEREAS, the obligations under the Notes will be secured by, among other things, an Open-End Mortgage Deed and Security Agreement (the “Mortgage”) made by Landlord to Secured Party covering the land (the “Land”) described on Schedule A hereto and all improvements (the “Improvements”) now or hereafter located on the land (the Land and the Improvements hereinafter collectively referred to as the “Mortgaged Property”); and

WHEREAS, by a lease dated as of [_________] (which lease, as the same may have been amended and supplemented, is hereinafter called the “Lease”), Landlord leased to Tenant approximately [____] square feet of space located in the Improvements (the “Premises”); and

WHEREAS, the parties hereto desire to make the Lease subject and subordinate to the Mortgage.

NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1.           The Lease and all of Tenant's right, title and interest in and to the Premises and all rights, remedies and options, if any, of Tenant under the Lease are and shall be unconditionally subject and subordinate to the Mortgage and the lien thereof, to all the terms, conditions and provisions of the Mortgage, to each and every advance made or hereafter made under the Mortgage, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Mortgage, so that at all times the Mortgage shall be and remain a lien on the Mortgaged Property prior and superior to the Lease for all purposes; provided, however, and Secured Party  agrees, that, in the event Lender shall succeed to Landlord’s interest under the Lease by foreclosure or otherwise, so long as (A) no event has occurred and no condition exists which, after the passage of time or the giving of notice, or both, would entitle Landlord to terminate the Lease or would cause, without further action of Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Premises,  (B) the term of the Lease has commenced and Tenant is in possession of the Premises, (C) the Lease shall be in full force and effect, (D) Tenant shall duly confirm its attornment to Secured Party  by written instrument as set forth in Paragraph 3 hereof, (E) Secured Party  shall not be liable under any warranty of construction contained in the Lease or any implied warranty of construction, (F) Tenant shall have performed all of its covenants contained herein, and (G) all representations and warranties made herein by Tenant shall be true and correct as of the date of such attornment; then, and in such event Tenant's leasehold estate under the Lease shall not be terminated, Tenant's possession of the Premises shall not be disturbed by Secured Party.

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2.           Notwithstanding anything to the contrary contained in the Lease, Tenant hereby agrees that in the event of any act, omission or default by Landlord or Landlord's agents, employees, contractors, licensees or invitees which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, or to reduce the rent payable thereunder or credit or offset any amounts against future rents payable thereunder, Tenant will not exercise any such right (i) until it has given written notice of such act, omission or default to Secured Party  by delivering notice in accordance with Paragraph 11 herein of such act, omission or default, and (ii) until a period of not less than sixty (60) days for remedying such act, omission or default shall have elapsed following the giving of such notice and following the time when Secured Party  shall have become entitled under the Mortgage.  Notwithstanding the foregoing, in the case of any default of Landlord which cannot be cured within such sixty (60) day period, if Secured Party  shall within such period proceed promptly to cure the same (including such time as may be necessary to acquire possession of the Premises if possession is necessary to effect such cure) and thereafter shall prosecute the curing of such default with diligence, then the time within which such default may be cured by Secured Party  shall be extended for such period as may be necessary to complete the curing of the same with diligence.  Secured Party’s cure of Landlord's default shall not be considered an assumption by Secured Party of Landlord's other obligations under the Lease.  Unless Secured Party otherwise agrees in writing, Landlord shall remain solely liable to perform Landlord's obligations under the Lease (but only to the extent required by and subject to the limitation included with the Lease), both before and after Secured Party’s exercise of any right or remedy under this Agreement.  If Secured Party becomes obligated to perform as Landlord under the Lease, such person or entity will be released from those obligations when such person or entity assigns, sells or otherwise transfers its interest in the Premises or the Mortgaged Property.

3.           Without limitation of any of the provisions of the Lease, in the event that, by reason of any default under the Mortgage on the part of the Landlord, Secured Party  shall succeed to the interest of Landlord, then subject to the provisions of this Agreement including, without limitation, Paragraph 1 above, the Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to and accept Secured Party and to recognize Secured Party  as its Landlord under the Lease for the then remaining balance of the term thereof, and upon request of Secured Party, Tenant shall execute and deliver to Secured Party  an agreement of attornment satisfactory to Secured Party .

4.           If Secured Party  shall succeed to the interest of Landlord or any successor to Landlord, in no event shall Secured Party  have any liability for any act or omission of any prior landlord  under the Lease which occurs prior to the date Secured Party  shall succeed to the rights of Landlord under the Lease, nor any liability for claims, offsets or defenses which Tenant might have had against Landlord and in any event Secured Party  shall have no personal liability as successor to Landlord and Tenant shall look only to the estate and property of Secured Party  in the Land and the Improvements for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Secured Party  under the Lease, and no other property or assets of Secured Party  shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease, the relationship of Landlord and Tenant thereunder or Tenant's use or occupancy of the Premises.

5.           Tenant agrees that no prepayment of rent or additional rent due under the Lease of more than one month in advance, and no amendment, modification, surrender or cancellation of the Lease, and no waiver or consent by Landlord under the terms of the Lease, shall be binding upon or as against Secured Party, as holder of the Mortgage, and as Landlord under the Lease if it succeeds to that position, unless consented to in writing by Secured Party.  In addition, and notwithstanding anything to the contrary set forth in this Agreement, Tenant agrees that Secured Party , as holder of the Mortgage, and as Landlord under the Lease if it succeeds to that position, shall in no event have any liability for the performance or completion of any initial work or installations or for any loan or contribution or rent concession towards initial work, which are required to be made by Landlord (A) under the Lease or under any related Lease documents or (B) for any space which may hereafter become part of said Premises, and any such requirement shall be inoperative in the event Secured Party  succeeds to the position of Landlord prior to the completion or performance thereof. Tenant further agrees with Secured Party that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Secured Party’s prior written consent.

6.           Landlord represents and warrants that the Lease was duly executed by Landlord and all consents, resolutions or other approvals required for Landlord to execute the Lease were obtained.  Tenant represents and warrants that the Lease was duly executed by Tenant and all consents, resolutions or other approvals required for Tenant to execute the Lease were obtained.

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7.           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute and be construed as one and the same instrument.

8.           All remedies which Secured Party may have against Landlord provided herein, if any, are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Secured Party and Landlord or others.  If any party consists of multiple individuals or entities, each of same shall be jointly and severally liable for the obligations of such party hereunder.

9.           The reasonable cost of attorneys' fees and disbursements for any legal action or arbitration between or among the parties arising out of any dispute or litigation relating to enforcement of this Agreement shall be borne by the party(s) against whom a final decision is rendered.

10.           All notices to be given under this Agreement shall be delivered to the addressee identified below or their respective successor or assign in writing and shall be either mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this paragraph).  Such addresses may be changed by notice given in the same manner.  If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

Secured Party’s Address:

Howard S. Modlin and John L. Segall
c/o Weisman Celler Spett & Modlin, P.C.
445 Park Avenue
New York, New York 10022
Attention:  Gerald Gordon

With a copy to:

Weisman Celler Spett & Modlin, P.C.
445 Park Avenue
New York, New York 10022
Telecopy:  (212) 371-5407
Attention:  William F. Treanor

Tenant's Address:

________________________________
________________________________
________________________________
Attention:   _______________________

With a copy to:

________________________________
________________________________
________________________________
Attention:   _______________________

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Landlord's Address:

GDC Naugatuck, Inc.
6 Rubber Avenue
Naugatuck, Connecticut 06670
Telecopy:  203-729-3182
Attention:  Howard Modlin, Chief Executive Officer

With a copy to:

Weisman Celler Spett & Modlin, P.C.
445 Park Avenue
New York, New York 10022
Telecopy:  (212) 371-5407
Attention:  William F. Treanor

11.           This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of Connecticut.

12.           This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns.  As used herein “Secured Party” shall include any subsequent holder of the Mortgage.

13.           Landlord, Tenant and Secured Party agree that unless Secured Party shall otherwise consent in writing, Landlord's estate in and to the Mortgaged Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Landlord or Tenant or any third party by purchase, assignment or otherwise.

14.           Tenant acknowledges that Landlord has assigned to Secured Party its right, title and interest in the Lease and to the rents, issues and profits of the Mortgaged Property pursuant to the Mortgage and that certain Assignment of Leases and Rents, of even date herewith, and that Landlord has been granted the license to collect such rents provided no Event of Default has occurred under, and as defined in, the Mortgage.  Tenant agrees to pay all rents and other amounts due under the Lease directly to Secured Party upon receipt of written demand by Secured Party, and Landlord hereby consents thereto.  The assignment of the Lease to Secured Party, or the collection of rents by Secured Party pursuant to such assignment, shall not obligate Secured Party to perform Landlord's obligations under the Lease.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SECURED PARTY:

Howard S. Modlin

John L. Segall

LANDLORD:

GDC NAUGATUCK, INC.

By:
Howard Modlin
Chief Executive Officer

TENANT

By:
Name:
Title:

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STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this       day of _______________, 200_, by each of Howard S. Modlin and John L. Segall.

Notary Public

My Commission Expires:

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STATE OF	)
) ss:
COUNTY OF	)

On this the ___ day of _______________, 200_, before me the undersigned officer, personally appeared ____________________________ who acknowledged himself/herself to be the _____________ of GDC Naugatuck, Inc., a Delaware corporation, signer and sealer of the foregoing instrument, and that he/she as such officer, being authorized so to do, acknowledged the execution of the same to be his/her free act and deed as such officer and the free act and deed of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public
My Commission Expires:

10

STATE OF	)
) ss:
COUNTY OF	)

On this the ___ day of _______________, 200_, before me the undersigned officer, personally appeared ____________________________ who acknowledged himself/herself to be the _____________ of _____________________, a _______________, signer and sealer of the foregoing instrument, and that he/she as such officer, being authorized so to do, acknowledged the execution of the same to be his/her free act and deed as such officer and the free act and deed of said ___________________________.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public
My Commission Expires:

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SCHEDULE A

LEGAL DESCRIPTION

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